Exhibit 10.4

Presbia PLC

Stock Option Grant Notice

Presbia PLC (the “Company”), pursuant to its Incentive Plan (the “Plan”), hereby grants to the holder listed below (the “Optionee”), an option to purchase the number of Ordinary Shares of the Company, par value U.S.$0.001 (the “Ordinary Shares”), set forth below (the “Shares”) at the price per Ordinary Share set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan attached hereto as Exhibit B, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”).

Optionee Name:

Grant Date:

Exercise Price per Share:	U.S.$

Total Number of Shares Subject to the Option:

Expiration Date:

Vesting Schedule: Subject to the terms and conditions of the Plan, this Grant Notice and the Stock Option Agreement, this Option shall vest and become exercisable as to:

(i)	% of the Shares on ,

(ii)	% of the Shares on ,

(iii)	% of the Shares on ,

(iv)	% of the Shares on and

(v)	% of the Shares on .

In no event, however, shall this Option vest and become exercisable for any additional Ordinary Shares following the Optionee’s Termination of Employment.

By the Optionee’s signature below, the Optionee agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Optionee has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under or relating to the Plan, this Grant Notice or the Stock Option Agreement.

Presbia PLC	Optionee

Name:	Name:
Title:

Attachments: Stock Option Agreement (Exhibit A) and Plan (Exhibit B).

Exhibit A

Presbia PLC

Stock Option Agreement

This is a Stock Option Agreement (the “Agreement”) between Presbia PLC (the “Company”) and the individual who has executed this Agreement above the signature line “Signature of Optionee” (the “Optionee”). This Agreement is made pursuant to the Company’s Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement have the same definitions ascribed to such terms in the Plan.

Terms and Conditions

The Company and the Optionee agree as follows:

1. Grant and Term.

a. The Company hereby grants the Optionee an option to purchase the number of Ordinary Shares of the Company, par value U.S. $0.001 (the “Ordinary Shares”), set forth in the Stock Option Grant Notice to which this Agreement is attached (the “Grant Notice”) at the price per Ordinary Share (“Exercise Price”) specified in the Grant Notice, subject to the terms and conditions set forth in this Agreement and the provisions of the Plan. The Optionee is not required to exercise the Option. The Option shall be a Nonstatutory Stock Option.

b. The Option may not be exercised after the Expiration Date specified in the Grant Notice (the “Expiration Date”) and, unless terminated or forfeited earlier, will terminate on the Expiration Date.

2. Vesting and Exercisability.

a. Except as the Grant Notice may otherwise specify and (i) subject to the other Sections of this Agreement and the Plan, and (ii) unless the Option has terminated or have been forfeited in accordance with this Agreement or the Plan, the Optionee on or before the Expiration Date may purchase Ordinary Shares subject to the Option with respect to 20% of the Ordinary Shares covered thereby on the first anniversary of the date of grant and with respect to an additional 20% of the Ordinary Shares covered thereby on each of the next four (4) succeeding anniversaries of the date of grant. This vesting schedule applies only if the Grant Notice is silent as to vesting.

b. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, in the event that the Optionee is an officer and/or a director of the Company, the Optionee shall not be permitted to exercise the Option so long as the Optionee remains an officer, employee or director of the Company, unless the Company’s Board of Directors, in its sole discretion, waives such restriction after determining that such exercise shall not trigger a Rule 9 mandatory takeover under the Irish Takeover Panel Act 1977 (as amended) and the related Irish takeover rules by the Optionee or any other officer, employee, director or shareholder of the Company.

3. Exercise.

a. The Optionee may exercise the Option to the extent then exercisable in accordance with Section 2 and that have not terminated or been forfeited in accordance with this Agreement or the Plan. To exercise the Option, the Optionee must on or prior to the Expiration Date for the Option, notify the Company in writing of the number of whole Ordinary Shares the Optionee intends to purchase. Unless otherwise directed by the Company and subject to Section 9 of this Agreement, the Optionee must include payment of the Exercise Price times the number of

Ordinary Shares to be purchased (the “Purchase Price”). The date on which the Optionee delivers the notice to the Company in accordance with this subsection a, and this Agreement is referred to as the “Exercise Date”.

b. The Optionee must pay the Purchase Price by (i) cash, (ii) certified check payable to the order of the Company, (iii) following an Initial Public Offering, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Ordinary Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale directly to the Company in satisfaction of the Purchase Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale, or if earlier, issuance of the Ordinary Shares, or (iv) any combination of the foregoing.

4. Termination of Employment.

a. Except as provided in this Section 4 and in Section 5, the Optionee may not exercise the Option unless the Optionee is then an Employee, and the Optionee has continuously remained an Employee since the date of grant of the Option.

b. If the Optionee’s position as an Employee terminates for any reason other than death or for Cause, the Optionee may exercise the Option to the extent exercisable as of the date of such Termination of Employment within three months after the date of such termination, but only if the Option has not then otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

c. If the Optionee’s position as an Employee is terminated for Cause, the Option shall expire and cease to be exercisable on the date notice of such termination is delivered to the Optionee.

5. Change of Control. The Optionee’s rights upon a Change of Control are set forth in Sections 5.1(e) and 9.3(b) of the Plan.

6. No Right to Continued Employment or Service. The Optionee acknowledges the provisions set forth in Section 4.2 of the Plan.

7. Death of the Optionee. If the Optionee dies (i) while the Optionee is an Employee or (ii) during the three-month period after the Optionee’s Termination of Employment, and at the time of death the Optionee was entitled to exercise the Option, the Option shall expire one year after the date of the Optionee’s death, but in no event later than the date on which the Option would have expired if the Optionee had lived. During such one-year period the Option may be exercised by the Optionee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death.

8. Non-Transferability of Option. Except as provided in the Plan, the Option is not transferable.

9. Rights as a Shareholder. Neither the Optionee nor a permitted transferee of the Option will have any right as a shareholder with respect to the Ordinary Shares subject to the Option until the Company issues a share certificate or other evidence of title to the Optionee or the permitted transferee of the Option for the Ordinary Shares acquired upon exercise of the Option in accordance with this Agreement.

10. Lock-Up Agreement. The Optionee agrees that, during the period beginning on the date of the applicable underwriting agreement and continuing for 180 days following the consummation of an Initial Public Offering, upon request of the Company or the underwriters managing the offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the same class registered in the Initial Public Offering without the prior written consent of the Company and such underwriters.

11. Tax Withholding. The Optionee acknowledges the tax withholding requirements described in Section 9.4 of the Plan.

12. The Plan Controls. This Agreement does not undertake to express all conditions, terms and provisions of the Plan. The grant of the Option is subject in all respects to all of the requirements (including, without limitation, tax withholding), restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim. This Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

13. Severability. If any one or more of the provisions contained in this Agreement or the Grant Notice are invalid, illegal or unenforceable, the other provisions of this Agreement or the Grant Notice, as the case may be, will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Optionee and their respective successors, permitted assigns, heirs, beneficiaries and representatives.

15. Notices. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Presbia PLC

8845 Irvine Center Drive, Suite 100

Irvine, CA 92618

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

Presbia PLC

By:

Signature of Optionee